UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 22, 2017

GENESIS FINANCIAL, INC.

(Exact Name of registrant as specified in its Charter)

Washington 333-103331 03-0377717
State of Incorporation Commission File No. I.R.S. Employer
Identification No.

3773 West Fifth St., Ste. 301, Post Falls, Id 83854
(Address of principal executive offices) (Zip Code)

(208)457-9442
Registrant’s telephone number

N/A
(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17

    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240-13e-4(c))

Item 4.01  Changes in Registrants' Certifying Accountant

Previous independent registered public accounting firm

(a) On March 22, 2017, Genesis Financial, Inc. (the “Registrant” or the “Company”) notified dm-t, Certified Public Accountants (“dm-t”) that it was dismissed as the Registrant’s independent registered public accounting firm, effective immediately. The decision to dismiss dm-t as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on March 22, 2017. The reports of dm-t on the Company’s financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2016 and 2015 and for the period of January 1, 2017 through March 22, 2017, the Company has not had any disagreements with dm-t on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to dm-t's satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the years ended December 31, 2016 and 2015, and through March 22, 2017, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided dm-t with a copy of the disclosure set forth under this Item 4.01 and requested dm-t to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

SIGNATURES

GENESIS FINANCIAL, INC.

Dated: March 22, 2017

                                           /s/ John R. Coghlan

                                           By: John R. Coghlan

                                           Title: President; CEO